SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 08/31/2004
FILE NUMBER 811-2729
SERIES NO.: 7

72DD     1.   Total income dividends for which record date passed during the period.(000's Omitted)
              Institutional Class            $    709
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Private Class                  $    734
              Personal Class                 $     28
              Cash Management Class          $     45
              Reserve Class                  $      0
              Resource Class                 $     88

73A.          Payments per share outstanding during the entire current period:
              (form nnn.nnnn)
         1.   Dividends from net investment income
              Institutional Class            $000.0096
         2.   Dividends for a second class of open-end company shares
              (form nnn.nnnn)
              Private Class                  $000.0071
              Personal Class                 $000.0041
              Cash Management Class          $000.0088
              Reserve Class                  $000.0013
              Resource Class                 $000.0080

74U.     1.   Number of shares outstanding (000's Omitted)
              Institutional Class               56,164
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Private Class                    276,425
              Personal Class                     6,089
              Cash Management Class              5,071
              Reserve Class                          0
              Resource Class                    10,558

74V.     1.   Net asset value per share (to nearest cent)
              Class A Shares                 $ 1.00
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Private Class                  $  1.00
              Personal Class                 $  1.00
              Cash Management Class          $  1.00
              Reserve Class                  $  1.00
              Resource Class                 $  1.00